UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: October 18, 2009

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15 Exchange Place, Suite 500, Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

(646) 367-1747
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Bylaws

On October 18, 2009 the Registrant’s Board of Directors adopted amendments to the Registrant’s Bylaws.  The amendments effected the following changes to the Bylaws:

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Eliminated Article I, Section 2, which vested in the shareholders the authority to fix the compensation of directors.

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Eliminated Article I, Section 3, which stated that a director who is present at a meeting of the Board at which action is taken shall be presumed to have assented to the action unless he affirmatively objects or abstains.

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Amended Article II, Section 4 to provide that the Board may fix a record date for a meeting of shareholders which shall be no less than 10 nor more than 70 days before the meeting.

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Eliminated Article II, Section 8, which provided that a meeting of shareholders would be valid, even if not legally called and noticed, if the holder(s) of a majority of the outstanding shares consented to the meeting.

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Eliminated Article V, Section 3, which required the Corporation to distribute to its shareholders certain specified financial statements.

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Added Article VI, Section 2, which provides that the Corporation may issue securities in book-entry form.

Item 9.01

Financial Statements and Exhibits

Exhibits

3-a

Amended and Restated Bylaws of China Aoxing Pharmaceutical Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated:  November 16, 2009

By:  /s/ Zhenjiang Yue

       ZhenjiangYue, Chief Executive Officer